                                                                    EXHIBIT 99.3

                        Series G Cumulative Convertible
                          Redeemable Preferred Stock


                            ARTICLES SUPPLEMENTARY


                   CHARLES E. SMITH RESIDENTIAL REALTY, INC.



                            ======================

                 Articles Supplementary of Board of Directors
                    Classifying and Designating a Series of
                              Preferred Stock as
                  Series G Cumulative Convertible Redeemable
                              Preferred Stock and
                   Fixing Distribution and Other Preferences
                           and Rights of Such Series

                            =======================


                           Dated as of July 9, 1999

                   CHARLES E. SMITH RESIDENTIAL REALTY, INC.


                            =======================

                 Articles Supplementary of Board of Directors
                    Classifying and Designating a Series of
                              Preferred Stock as
                  Series G Cumulative Convertible Redeemable
                              Preferred Stock and
                   Fixing Distribution and Other Preferences
                           and Rights of Such Series

                            =======================


     Charles E. Smith Residential Realty, Inc., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland pursuant to section 8-203(b) of the Annotated Code of Maryland that:

     FIRST: Pursuant to authority granted by the Amended and Restated Articles of Incorporation of the Corporation, the Board of Directors adopted a resolution by Unanimous Written Consent dated July 1, 1999 designating and classifying 641,026 unissued and undesignated shares of preferred stock as Series G Cumulative Convertible Redeemable Preferred Stock.

     SECOND: The following is a description of the Series G Cumulative Convertible Redeemable Preferred Stock, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption thereof:

     Section 1.  Number of Shares and Designation.  This class of preferred
                 --------------------------------
stock shall be designated as Series G Cumulative Convertible Redeemable Preferred Stock and the number of shares which shall constitute such series shall not be more than 641,026 shares, par value $0.01 per share, which number may be decreased (but not below the number thereof then outstanding) from time to time by the Board of Directors.

     Section 2.  Definitions.  For purposes of the Series G Preferred Shares,
                 -----------
the following terms shall have the meanings indicated:

             "Board of Directors" shall mean the Board of Directors of the
              ------------------
     Corporation or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series G Preferred Shares.

             "Business Day" shall mean any day other than a Saturday, Sunday or
              ------------
a day on which state or federally chartered banking institutions in New York City, New York are not required to be open.

             "Call Date" shall mean the date specified in the notice to holders
              ---------
     required under Section 5(d) as the Call Date.

             "Common Shares" shall mean the shares of Common Stock, par value
              -------------
     $0.01 per share, of the Corporation.

             "Constituent Person" shall have the meaning set forth in Section
              ------------------
     6(e).

             "Conversion Price" shall mean the conversion price per Common Share
              ----------------
     for which the Series G Preferred Shares are convertible, as such Conversion Price may be adjusted pursuant to Section 6. The initial conversion price shall be $39.00 (equivalent to a conversion rate of one Common Share for each Series G Preferred Share).

             "Current Market Price" of publicly traded shares of Common Stock or
              --------------------
     any other class of shares of capital stock or other security of the Corporation or any other issuer for any day shall mean the last reported sales price, regular way on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange

     ("NYSE") or, if such security is not listed or admitted for trading on the
       ----
     NYSE, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the Nasdaq Stock Market ("NASDAQ")
                                                                       ------
     or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Board of Directors.

             "Dividend Payment Date" shall mean (i) for any Dividend Period with
              ---------------------
     respect to which the Corporation pays a dividend on the Common Shares, the date on which such dividend is paid, or (ii) for any Dividend Period with respect to which the Corporation does not pay a dividend on the Common Shares, a date to be set by the Board of Directors, which date shall not be later than the forty-fifth calendar day after the end of the applicable Dividend Period.

             "Dividend Periods" shall mean quarterly dividend periods commencing
              ----------------
     on January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall commence on the Issue Date and end on and include the last calendar day of the calendar quarter containing the Issue Date, and other than the Dividend Period during which any Series G Preferred Shares shall be redeemed pursuant to
     Section 5, which shall end on and include the Call Date with respect to the Series G Preferred Shares being redeemed).

             "Expiration Time" shall have the meaning set forth in Section
              ---------------
     6(d)(iv).

             "Fair Market Value" shall mean the average of the daily Current
              -----------------
     Market Prices of a Common Share on the five (5) consecutive Trading Days selected by the Corporation commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex date" with respect to the issuance or distribution requiring such computation. The term "ex date," when used with respect to any issuance or distribution, means the first day on which the Common Shares trade regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine that day's Current Market Price.

             "Fully Junior Shares" shall mean the Common Shares and any other
              -------------------
     class or series of shares of capital stock of the Corporation now or hereafter issued and outstanding over which the Series G Preferred Shares have preference or priority in both (i) the payment of dividends and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

             "Funds from Operations" shall mean net income (loss) (computed in
              ---------------------
     accordance with generally accepted accounting principles) excluding gains (or losses) from debt restructuring, and distributions in excess of earnings allocated to other Operating Partnership interests or minority interests (as reflected in the financial statements of the Corporation) plus depreciation/amortization of assets unique to the real estate industry, all computed in a manner consistent with the revised definition of Funds From Operations adopted by the National Association of Real Estate Investment Trusts (NAREIT), in its White Paper dated March 1995, as such definitions may be modified from time to time, as determined by the Corporation in good faith.

             "Issue Date" shall mean the date on which the first Series G
              ----------
     Preferred Shares are issued.

             "Junior Shares" shall mean the Common Shares and any other class or
              -------------
     series of capital stock of the Corporation now or hereafter issued and outstanding over which the

     Series G Preferred Shares have preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

             "Non-Electing Share" shall have the meaning set forth in Section
              ------------------
     6(e).

             "Operating Partnership" shall mean the Charles E. Smith Residential
              ---------------------
     Realty L.P., a Delaware limited partnership.

             "Parity Shares" shall have the meaning set forth in Section 8(b).
              -------------

             "Person" shall mean any individual, firm, partnership, corporation,
              ------
     limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

             "Purchased Shares" shall have the meaning set forth in Section
              ----------------
     6(d)(iv).

             "Securities" and "Security" shall have the meanings set forth in
              ----------       --------
     Section 6(d)(iii).

             "Securities Act" shall mean the Securities Act of 1933, as amended.
              --------------

             "Series G Preferred Shares" shall mean the shares of Series G
              -------------------------
     Cumulative Convertible Redeemable Preferred Stock.

             "Set apart for payment" shall be deemed to include, without any
              ---------------------
     action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of shares of capital stock of the Corporation; provided, however, that if
                                                    --------  -------
     any funds capital stock ranking on a parity with the Series G Preferred Shares as to the payment of dividends are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series G Preferred Shares shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

             "Trading Day" shall mean any day on which the securities in
              -----------
     question are traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on the National Market System of NASDAQ, or if such securities are not quoted on such National Market System, in the securities market in which the securities are traded.

             "Transaction" shall have the meaning set forth in Section 6(e).
              -----------

             "Transfer Agent" shall mean First Union National Bank, or such
              --------------
     other agent or agents of the Corporation as may be designated by the Board of Directors or their designee as the transfer agent, registrar and dividend disbursing agent for the Series G Preferred Shares.

             "Units" shall mean Partnership Units as that term is defined in the
              -----
     Amended and Restated Agreement of Limited Partnership of the Operating Partnership

             "Voting Preferred Shares" shall have the meaning set forth in
              -----------------------
     Section 9.

             "Weighted Average Trading Price" shall mean, for any Trading Day,
              ------------------------------
     the number obtained by dividing (i) the sum of the products, for each sale of Common Shares on such Trading Day, of (a) the sale price per Common Share and (b) the number of Common Shares sold by (ii) the total number of Common Shares sold on such Trading Day.

     Section 3.  Dividends.
                 ---------

             (a) The holders of Series G Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative preferential dividends payable in cash in an amount per share equal to the greater of
     (i) (A) 7.75% of the Liquidation Preference per annum (equivalent to $3.0225 per Series G Preferred Share) from the Issue Date up to and including the first anniversary of the Issue Date, (B) 8.25% of the Liquidation Preference per annum (equivalent to $3.2175 per Series G Preferred Share) from the first day after the period described in (A) up to and including the second anniversary of the Issue Date and (C) 8.50% of the Liquidation Preference per annum (equivalent to $3.315 per Series G Preferred Share) thereafter or (ii) the ordinary cash dividends (determined on each Dividend Payment Date) on the Common Shares, or portion thereof, into which a Series G Preferred Share is convertible. The dividends referred to in clause (ii) of the preceding sentence shall equal the number of Common Shares, or portion thereof, into which a Series G Preferred Share is convertible, multiplied by the most current quarterly dividend on a Common Share on or before the applicable Dividend Payment Date. If the Corporation pays an ordinary cash dividend on the Common Shares with respect to a Dividend Period after the date on which the Dividend Payment Date is declared pursuant to clause (ii) of the definition of Dividend Payment Date and the dividend calculated pursuant to clause (ii) of this paragraph (a) with respect to such Dividend Period is greater than the dividend previously declared on the Series G Preferred Shares with respect to such Dividend Period, the Corporation shall pay an additional dividend to the holders of the Series G Preferred Shares on the date on which the dividend on the Common Shares is paid, in an amount equal to the difference between (y) the dividend calculated pursuant to clause (ii) of this paragraph (a) and (z) the amount of dividends previously declared on the Series G Preferred Shares with respect to such Dividend Period. The dividends shall begin to accrue and shall be fully cumulative from the first day of the applicable Dividend Period, whether or not in any Dividend Period or Periods there shall be funds of the Corporation legally available for the payment of such dividends, and shall be payable quarterly, when, as and if declared by the Board of Directors, in arrears on Dividend Payment Dates. Each such dividend shall be payable in arrears to the holders of record of Series G Preferred Shares as they appear in the records of the Corporation at the close of business on such record dates, not less than 10 nor more than 50 days preceding such Dividend Payment Dates thereof, as shall be fixed by the Board of Directors. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time and for such interim periods, without reference to any regular Dividend Payment Date, to holders of record on such date, not less than 10 nor more than 50 days preceding the payment date thereof, as may be fixed by the Board of Directors. Any dividend payment made on Series G Preferred Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to Series G Preferred Shares which remains payable.

          (b) The amount of dividends referred to in clause (i) of Section 3(a) payable for each full Dividend Period on the Series G Preferred Shares shall be computed by dividing the annual dividend rate by four. The initial Dividend Period will include a partial dividend for the period from the Issue Date until the last calendar day of the calendar quarter containing the Issue Date. The amount of dividends payable for such period, or any other period shorter than a full Dividend Period, on the Series G Preferred Shares shall be computed on the basis of a 360-day year of twelve 30-day months. Holders of Series G Preferred Shares shall not be entitled to any dividends, whether payable in cash, property or shares, in excess of cumulative dividends, as herein provided, on the Series G Preferred Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series G Preferred Shares which may be in arrears.

          (c) So long as any Series G Preferred Shares are outstanding, no dividends, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Shares for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series G Preferred Shares for all Dividend Periods terminating on or prior to the dividend payment date on such class or series of Parity Shares. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon Series G Preferred Shares and all dividends declared upon any other class or series of Parity Shares shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series G Preferred Shares and accumulated and unpaid on such Parity Shares.

          (d) So long as any Series G Preferred Shares are outstanding, no dividends (other than dividends or distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Fully Junior Shares) shall be declared or paid or set apart for payment or other distribution shall be declared or made or set apart for payment upon Junior Shares, nor shall any Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Junior Shares) by the Corporation, directly or indirectly (except by conversion into or exchange for Fully Junior Shares), unless in each case
     (i) the full cumulative dividends on all outstanding Series G Preferred Shares and any other Parity Shares of the Corporation shall have been or contemporaneously are declared and paid or declared and set apart for payment for all past Dividend Periods with respect to the Series G Preferred Shares and all past dividend periods with respect to such Parity Shares and (ii) sufficient funds shall have been or contemporaneously are declared and paid or declared and set apart for the payment of the dividend for the current Dividend Period with respect to the Series G Preferred Shares and the current dividend period with respect to such Parity Shares.

          (e) No distributions on Series G Preferred Shares shall be declared by the Board of Directors or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

     Section 4.  Liquidation Preference.
                 ----------------------

             (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of the Series G Preferred Shares shall be entitled to receive Thirty Nine Dollars ($39.00) (the "Liquidation Preference") per Series G Preferred Share plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment; provided, that the
              --------
     dividend payable with respect to the Dividend Period containing the date of final distribution shall be equal to the greater of (i) the dividend provided in Section 3(a)(i) or (ii) the dividend determined pursuant to
     Section 3(a)(ii) for the preceding Dividend Period. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the Series G Preferred Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of Series G Preferred Shares and any such other Parity Shares ratably in accordance with the respective amounts that would be payable on such Series G Preferred Shares and any such other Parity Shares if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Corporation with one or more corporations, real estate investment trusts or other entities, (ii) a sale, lease or conveyance of all or substantially all of the Corporation's property or business or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

          (b) Subject to the rights of the holders of shares of any series or class or classes of shares of capital stock ranking on a parity with or prior to the Series G Preferred Shares upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the Series G Preferred Shares, as provided in this Section 4, any other series or class or classes of Junior Shares shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series G Preferred Shares shall not be entitled to share therein.

     Section 5.  Redemption at the Option of the Corporation.
                 -------------------------------------------

             (a) The Series G Preferred Shares shall not be redeemable by the Corporation prior to the sixth anniversary of the Issue Date. On and after the sixth anniversary of the Issue Date, the Corporation, at its option, may redeem the Series G Preferred Shares, in whole at any time or from time to time in part as set forth herein, subject to the provisions described below:

                 (i) Series G Preferred Shares may be redeemed, in whole or in part, at the option of the Corporation, at any time on or after the sixth anniversary of the Issue Date by issuing and delivering to each holder for each Series G Preferred Share to be redeemed such number of authorized but previously unissued Common Shares as equals the Liquidation Preference (excluding any accumulated, accrued and unpaid dividends which are to be paid in cash as provided below) per Series G Preferred Share divided by the Conversion Price as in effect as of the opening of business on the Call Date; provided, however, that the Corporation may redeem Series G Preferred Shares pursuant to this paragraph (a)(i) only if (A) the Weighted Average Trading Price, for twenty (20) Trading Days, within the last thirty
          (30) Trading Days immediately before the date of the notice given pursuant to Section 5(d), equals or exceeds 108% of the Conversion Price in effect on the date of the notice given pursuant to Section 5(d) and (B) at least 1,000,000 Common Shares were traded during such 30 Trading Days.

              (ii) Series G Preferred Shares may be redeemed, in whole or in part, at the option of the Corporation at any time on or after the sixth anniversary of the Issue Date out of funds legally available therefor at a redemption price payable in cash equal to the Liquidation Preference per Series G Preferred Share (plus all accumulated, accrued and unpaid dividends as provided below).

          (b) Upon any redemption of Series G Preferred Shares pursuant to  this
     Section 5, the Corporation shall pay all accrued and unpaid dividends, if any, thereon to the Call Date, without interest. If the Call Date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then each holder of Series G Preferred Shares at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding any redemption of such shares before such Dividend Payment Date. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series G Preferred Shares called for redemption.

          (c) If full cumulative dividends on the Series G Preferred Shares and any other class or series of Parity Shares of the Corporation have not been declared and paid or declared and set apart for payment, the Series G Preferred Shares may not be redeemed under this Section 5 in part and the Corporation may not purchase or acquire Series G Preferred Shares, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of Series G Preferred Shares.

          (d) Notice of the redemption of any Series G Preferred Shares under this Section 5 shall be mailed by first-class mail to each holder of record of Series G Preferred Shares to be redeemed at the address of each such holder as shown on the Corporation's records, not less than 30 nor more than 90 days prior to the Call Date. Neither the failure to mail any notice required by this paragraph (d), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such mailed notice shall state, as appropriate: (1) the Call

     Date; (2) the number of Series G Preferred Shares to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price if the Series G Preferred Shares are redeemed for cash and the number of Common Shares to be issued if the Series G Preferred Shares are redeemed for Common Shares; (4) the place or places at which certificates for such shares are to be surrendered; (5) the then-current Conversion Price; and
     (6) that dividends on the shares to be redeemed shall cease to accrue on such Call Date except as otherwise provided herein. Notice having been mailed as aforesaid, from and after the Call Date (unless the Corporation shall fail to make available an amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the Series G Preferred Shares so called for redemption shall cease to accrue,
     (ii) such shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series G Preferred Shares of the Corporation shall cease (except the rights to convert and to receive the Common Shares and/or cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Corporation's obligation to provide Common Shares and/or cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Call Date, the Corporation shall deposit with a bank or trust company (which may be an affiliate of the Corporation) that has an office in the Borough of Manhattan, City of New York, and that has, or is an affiliate of a bank or trust company that has, capital and surplus of at least $50,000,000, necessary for such redemption, in trust, with irrevocable instructions that such Common Shares and/or cash be applied to the redemption of the Series G Preferred Shares so called for redemption. In the case of any redemption pursuant to paragraph (a)(i) of this Section 5, at the close of business on the Call Date, each holder of Series G Preferred Shares to be redeemed (unless the Corporation defaults in the delivery of the Common Shares or cash payable on such Call Date) shall be deemed to be the record holder of the Common Shares into which such Series G Preferred Shares are to be converted at redemption, regardless of whether such holder has surrendered the certificates representing the Series G Preferred Shares to be so redeemed. No interest shall accrue for the benefit of the holders of Series G Preferred Shares to be redeemed on any cash so set aside by the Corporation. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Call Date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of such cash.

          As promptly as practicable after the surrender in accordance with such notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and if the notice shall so state), such shares shall be exchanged for any cash (without interest thereon) for which such shares have been redeemed. If fewer than all the outstanding Series G Preferred Shares are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding Series G Preferred Shares not previously called for redemption pro rata (as nearly as may be), by lot or by any other method determined by the Corporation in its sole discretion to be equitable. If fewer than all the Series G Preferred Shares represented by any certificate are redeemed, then new certificates representing the unredeemed shares shall be issued without cost to the holder thereof.

          (e) In the case of any redemption pursuant to paragraph (a)(i) of this Section 5,

                 (i) no fractional Common Shares or scrip representing fractions of Common Shares shall be issued upon redemption of the Series G Preferred Common Shares. Instead of any fractional interest in Common Shares that would otherwise be deliverable upon redemption of Series G Preferred Shares, the Corporation shall pay to the holder of such share an amount in cash (rounded to the nearest cent) based upon the Current Market Price of the Common Shares on the Trading Day immediately preceding the Call Date. If more than one share shall be surrendered for redemption at one time by the same holder, the number of full Common Shares issuable upon redemption thereof shall be computed on the basis of the aggregate number of Series G Preferred Shares so surrendered.

                 (ii) the Corporation covenants that any Common Shares issued upon redemption of Series G Preferred Shares shall be validly issued, fully paid and non-assessable. The Corporation shall endeavor to list the Common Shares required to be delivered upon any such redemption of Series G Preferred Shares, prior to such redemption, upon each national securities exchange, if any, upon which the outstanding Common Shares are listed at the time of such delivery.

     Section 6.  Conversion.  Holders of Series G Preferred Shares shall have
                 ----------
the right to convert all or a portion of such shares into Common Shares, as follows:

          (a)    Subject to and upon compliance with the provisions of this
     Section 6 and the provisions of Article VIII of the Corporation's Articles of Incorporation, a holder of Series G Preferred Shares shall have the right, at any time, at his or her option, to convert such shares into the number of fully paid and non-assessable Common Shares obtained by dividing the aggregate Liquidation Preference of such shares (exclusive of accrued but unpaid dividends) by the Conversion Price (as in effect at the time and on the date provided for in the last paragraph of paragraph (b) of this
     Section 6) by surrendering such shares to be converted, such surrender to be made in the manner provided in paragraph (b) of this Section 6; provided, however, that the right to convert shares called for redemption
     --------  -------
     pursuant to Section 5 shall terminate at the close of business on the fifth Business Day prior to the Call Date fixed for such redemption, unless the Corporation shall default in making payment of the cash payable upon such redemption under Section 5.

          (b) In order to exercise the conversion right, the holder of each Series G Preferred Share to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the Transfer Agent, accompanied by written notice to the Corporation that the holder thereof elects to convert such Series G Preferred Shares. Unless the shares issuable on conversion are to be issued in the same name as the name in which such Series G Preferred Share is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).

          Holders of Series G Preferred Shares at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such dividend payment record date and prior to such Dividend Payment Date. However, Series G Preferred Shares surrendered for conversion during the period between the close of business on any dividend payment record date and the opening of business on the corresponding Dividend Payment Date (except shares converted after the issuance of notice of redemption with respect to a Call Date during such period, such Series G Preferred Shares being entitled to such dividend on the Dividend Payment Date) must be accompanied by payment of an amount equal to the dividend payable on such shares on such Dividend Payment Date. A holder of Series G Preferred Shares on a dividend payment record date who (or whose transferee) tenders any such shares for conversion into Common Shares on the corresponding Dividend Payment Date will receive the dividend payable by the Corporation on such Series G Preferred Shares on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of Series G Preferred Shares for conversion. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the Common Shares issued upon such conversion.

          As promptly as practicable after the surrender of certificates for Series G Preferred Shares as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on his or her written order, a certificate or certificates for the number of full Common Shares issuable upon the conversion of such shares in accordance with provisions of this Section 6, and any fractional interest in respect of a

     Common Share arising upon such conversion shall be settled as provided in paragraph (c) of this Section 6.

          Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for Series G Preferred Shares shall have been surrendered and such notice shall have been received by the Corporation as aforesaid (and if applicable, payment of an amount equal to the dividend payable on such shares shall have been received by the Corporation as described above), and the person or persons in whose name or names any certificate or certificates for Common Shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date unless the share transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such share transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such shares shall have been surrendered and such notice received by the Corporation.

          (c) No fractional shares or scrip representing fractions of Common Shares shall be issued upon conversion of the Series G Preferred Shares. Instead of any fractional interest in a Common Share that would otherwise be deliverable upon the conversion of a Series G Preferred Share, the Corporation shall pay to the holder of such share an amount in cash based upon the Current Market Price of the Common Shares on the Trading Day immediately preceding the date of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series G Preferred Shares so surrendered.

          (d) The Conversion Price shall be adjusted from time to time as follows:

                 (i) If the Corporation shall after July 2, 1999 (A) pay a dividend or make a distribution on its capital shares in Common Shares, (B) subdivide its outstanding Common Shares into a greater number of shares, (C) combine its outstanding Common Shares into a smaller number of shares or (D) issue any shares of capital stock by reclassification of its Common Shares, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or distribution or at the opening of business on the Business Day next following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any Series G Preferred Share thereafter surrendered for conversion shall be entitled to receive the number of Common Shares that such holder would have owned or have been entitled to receive after the happening of any of the events described above as if such Series G Preferred Shares had been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the opening of business on the Business Day next following the record date (except as provided in paragraph (h) below) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the Business Day next following the effective date in the case of a subdivision, combination or reclassification.

                 (ii) If the Corporation shall issue after July 2, 1999 rights, options or warrants to all holders of Common Shares entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Shares at a price per share less than 94% (100% if a stand-by underwriter is used and charges the Corporation a commission) of the Fair Market Value per Common Share on the record date for the determination of stockholders entitled to receive such rights, options or warrants, then the Conversion Price in effect at the opening of business on the Business Day next following such record date shall be adjusted to equal the price determined by multiplying (A) the Conversion Price in effect immediately prior to the opening of business on the Business Day next following the date fixed for such determination by (B) a fraction, the numerator of which shall be the sum of (x) the number of Common Shares outstanding on the close of business on the date fixed for such determination and (y) the number of shares that the aggregate proceeds to the Corporation from the exercise of such rights, options or warrants for Common Shares would purchase at 94% of such Fair Market Value (or 100% in the case of a stand-by underwriting), and the denominator of which shall be the sum of (x) the number of Common Shares outstanding on the close of business on the date fixed for such determination and (y) the number of additional Common Shares offered for subscription or purchase pursuant to such rights, options or warrants. Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in paragraph (h) below). In determining whether any rights, options or warrants entitle the holders of Common Shares to subscribe for or purchase Common Shares at less than 94% of such Fair Market Value (or 100% in the case of a stand-by underwriting), there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights, options or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

                 (iii) If the Corporation shall distribute to all holders of its Common Shares any securities of the Corporation (other than Common Shares) or evidence of its indebtedness or assets (excluding cumulative cash dividends or distributions paid with respect to the Common Shares after December 31, 1998 which are not in excess of the following: the sum of (A) the Corporation's cumulative undistributed Funds from Operations at December 31, 1998, plus (B) the cumulative amount of Funds from Operations, as determined by the Board of Directors, after December 31, 1998, minus (C) the cumulative amount of dividends accrued or paid in respect of the Series G Preferred Shares or any other class or series of preferred stock of the Corporation after July 2, 1999) or rights, options or warrants to subscribe for or purchase any of its securities (excluding those rights, options and warrants issued to all holders of Common Shares entitling them for a period expiring within 45 days after the record date referred to in subparagraph (ii) above to subscribe for or purchase Common Shares, which rights and warrants are referred to in and treated under subpara graph (ii) above) (any of the foregoing being hereinafter in this subparagraph (iii) collectively called the "Securities" and
                                                      ----------
          individually a "Security"), then in each such case the Conversion
                          --------
          Price shall be adjusted so that it shall equal the price determined by multiplying (x) the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by (y) a fraction, the numerator of which shall be the Fair Market Value per Common Share on the record date mentioned below less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive), of the portion of the Securities or assets or evidences of indebtedness so distributed or of such rights, options or warrants applicable to one Common Share, and the denominator of which shall be the Fair Market Value per Common Share on the record date mentioned below. Such adjustment shall become effective immediately at the opening of business on the Business Day next following (except as provided in paragraph (h) below) the record date for the determination of stockholders entitled to receive such distribution. For the purposes of this subparagraph (iii), the distribution of a Security, which is distributed not only to the holders of the Common Shares on the date fixed for the determination of stockholders entitled to such distribution of such Security, but also is distributed with each Common Share delivered to a Person converting a Series G Preferred Share after such determination date, shall not require an adjustment of the Conversion Price pursuant to this subparagraph (iii); provided
                                                                       --------
          that on the date, if any, on which a person converting a Series G Preferred Share would no longer be entitled to receive such Security with a Common Share (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred and the Conversion Price shall be adjusted as provided in this subparagraph (iii) (and such day shall be deemed to be "the date fixed for the determination of the stockholders entitled to receive such distribution" and "the record date" within the meaning of the two preceding sentences).

               (iv) In case a tender or exchange offer (which term shall not include open market repurchases by the Corporation) made by the Corporation or any subsidiary of the Corporation for all or any portion of the Common Shares shall expire and such tender or exchange offer shall involve the payment by the Corporation or such subsidiary of consideration per Common Share having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), at the last time (the "Expiration Time") tenders
                                                      ---------------
          or exchanges may be made pursuant to such tender or exchange offer, that exceeds the Current Market Price per Common Share on the Trading Day next succeeding the Expiration Time, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subparagraph, by a fraction of which the numerator shall be the number of Common Shares outstanding (including any tendered or exchanged shares) at the Expiration Time, multiplied by the Current Market Price per Common Share on the Trading Day next succeeding the Expiration Time, and the denominator shall be the sum of (A) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based upon the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any maximum, being referred to as the "Purchased Shares") and (B) the product of the number of Common Shares
           ----------------
          outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price per Common Share on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.

               (v) No adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; provided, however, that any adjustments
                                        --------  -------
          that by reason of this subparagraph (v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment
                                     --------  -------
          shall be required and made in accordance with the provisions of this
          Section 6 (other than this subparagraph (v)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of Common Shares. Notwithstanding any other provisions of this

          Section 6, the Corporation shall not be required to make any adjustment of the Conversion Price for the issuance of any Common Shares pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in Common Shares under such plan. All calculations under this Section 6 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-tenth of a share (with .05 of a share being rounded upward), as the case may be. Anything in this paragraph (d) to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this paragraph (d), as it in its discretion shall determine to be advisable in order that any share dividends, subdivision of shares, reclassification or combination of shares, distribution of rights or warrants to purchase shares or securities, or distribution of other assets (other than cash dividends) hereafter made by the Corporation to its stockholders shall not be taxable.

          (e) If the Corporation shall be a party to any transaction (including without limitation a merger, consolidation, statutory share exchange, self tender offer for all or substantially all of its Common Shares, sale of all or substantially all of the Corporation's assets or recapitalization of the Common Shares and excluding any transaction as to which subparagraph (d)(i) of this Section 6 applies) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which all or substantially
           -----------
     all of the Corporation's Common Shares are converted into the right to receive shares, securities or other property (including cash or any combination thereof), each Series G Preferred Share which is not redeemed or converted into the right to receive shares, securities or other property prior to such Transaction shall thereafter be convertible into the kind and amount of shares, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of Common Shares into which one Series G Preferred Share was convertible immediately prior to such Transaction, assuming such holder of Common Shares (i) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be ("Constituent Person"), or an affiliate of a Constituent
                       ------------------
     Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of shares, securities and other property (including cash) receivable upon such Transaction (provided that if the kind or amount of shares, securities and other property (including cash) receivable upon such Transaction is not the same for each Common Share held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purpose of this
                           ------------------
     paragraph (e) the kind and amount of shares, securities and other property (including cash) receivable upon such Transaction by each Non-Electing

     Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). The Corporation shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this paragraph (e), and it shall not consent or agree to the occurrence of any Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series G Preferred Shares that will contain provisions enabling the holders of the Series G Preferred Shares that remain outstanding after such Transaction to convert into the consideration received by holders of Common Shares at the Conversion Price in effect immediately prior to such Transaction. The provisions of this paragraph (e) shall similarly apply to successive Transactions.

          (f)  If:

               (i) the Corporation shall declare a dividend (or any other distribution) on its Common Shares (other than cash dividends or distributions paid with respect to the Common Shares after December 31, 1998 not in excess of the sum of the Corporation's cumulative undistributed Funds from Operations at December 31, 1998, plus the cumulative amount of Funds from Operations, as determined by the Board of Directors, after December 31, 1998, minus the cumulative amount of dividends accrued or paid in respect of the Series G Preferred Shares or any other class or series of preferred shares of capital stock of the Corporation after July 2, 1999); or

               (ii) the Corporation shall authorize the granting to all holders of Common Shares of rights, options or warrants to subscribe for or purchase any shares of any class or any other rights, options or warrants; or

               (iii) there shall be any reclassification of the Common Shares (other than an event to which subparagraph (d)(i) of this Section 6 applies) or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or a statutory share exchange, or a self tender offer by the Corporation for all or substantially all of its outstanding Common Shares or the sale or transfer of all or substantially all of the assets of the Corporation as an entirety; or

               (iv) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

     then the Corporation shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of Series G Preferred Shares at their addresses as shown on the records of the Corporation, as promptly as possible, but at least 10 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution or rights, options or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 6.

          (g) Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly file with the Transfer Agent an officer's certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date of such adjustment and shall mail such notice of such adjustment of the Conversion Price to the holder of each Series G Preferred Share at such holder's last address as shown on the records of the Corporation.

          (h) In any case in which paragraph (d) of this Section 6 provides that an adjustment shall become effective on the day next following the record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any Series G Preferred Share converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Shares issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of any fraction pursuant to paragraph (c) of this Section 6.

          (i) There shall be no adjustment of the Conversion Price in case of the issuance of any shares of capital stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 6. If any action or transaction would require adjustment of the Conversion Price pursuant to more than one paragraph of this Section 6, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value.

          (j) If the Corporation shall take any action affecting the Common Shares, other than action described in this Section 6, that in the opinion of the Board of Directors would materially and adversely affect the conversion rights of the holders of the Series G Preferred Shares, the Conversion Price for the Series G Preferred Shares may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors, in its sole discretion, may determine to be equitable in the circumstances.

          (k) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Shares, for the purpose of effecting conversion of the Series G Preferred Shares, the full number of Common Shares deliverable upon the conversion of all outstanding Series G Preferred Shares not theretofore converted. For purposes of this paragraph
     (k), the number of Common Shares that shall be deliverable upon the conversion of all outstanding Series G Preferred Shares shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

          The Corporation covenants that any Common Shares issued upon conversion of the Series G Preferred Shares shall be validly issued, fully paid and non-assessable. Before taking any action that would cause an adjustment reducing the Conversion Price below the then-par value of the Common Shares deliverable upon conversion of the Series G Preferred Shares, the Corporation will take any action that, in the opinion of its counsel, may be necessary in order that the Corporation may validly and legally issue fully paid and (subject to any customary qualification based upon the nature of a real estate investment trust) non-assessable Common Shares at such adjusted Conversion Price.

          The Corporation shall endeavor to list the Common Shares required to be delivered upon conversion of the Series G Preferred Shares, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding Common Shares are listed at the time of such delivery.

          The Corporation shall endeavor to comply with all federal and state securities laws and regulations thereunder in connection with the issuance of any securities that the Corporation shall be obligated to deliver upon conversion of the Series G Preferred Shares. In addition to any legend required by Article VIII of the Articles of Incorporation, the certificates evidencing such securities shall bear such legends restricting transfer thereof in the absence of registration under applicable securities laws or an exemption therefrom as the Corporation may in good faith deem appropriate.

          (l) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Common Shares or other securities or property on conversion of the Series G Preferred Shares pursuant hereto; provided, however, that the Corporation shall not be
                      --------  -------

     required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Common Shares or other securities or property in a name other than that of the holder of the Series G Preferred Shares to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

     Section 7.  Shares To Be Retired.  All Series G Preferred Shares which
                 --------------------
shall have been issued and reacquired in any manner by the Corporation shall be restored to the status of authorized but unissued shares of capital stock of the Corporation, without designation as to class or series.

     Section 8.  Ranking.  Any class or series of shares of capital stock of the
                 -------
Corporation shall be deemed to rank:

             (a) prior to the Series G Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series G Preferred Shares;

             (b) on a parity with the Series G Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof shall be different from those of the Series G Preferred Shares, if the holders of such class or series and the Series G Preferred Shares shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividend s per share or liquidation preferences, without preference or priority one over the other ("Parity Shares");
                                                 -------------

             (c) junior to the Series G Preferred Shares, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series shall be Junior Shares; and

             (d) junior to the Series G Preferred Shares, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series shall be Fully Junior Shares.

     Section 9.  Voting. If and whenever four quarterly dividends (whether or
                 ------
not consecutive) payable on the Series G Preferred Shares or any series or class of Parity Shares shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, the number of directors then constituting the Board of Directors shall be increased by two and the holders of Series G Preferred Shares, together with the holders of shares of every other series of Parity Shares (any such other series, the "Voting Preferred Shares"), voting as
                                           -----------------------
a single class regardless of series, shall be entitled to elect the two additional directors to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Series G Preferred Shares and the Voting Preferred Shares called as hereinafter provided. Whenever all arrears in dividends on the Series G Preferred Shares and the Voting Preferred Shares then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series G Preferred Shares and the Voting Preferred Shares to elect such additional two directors shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearage in quarterly dividends), and the terms of office of all persons elected as directors by the holders of the Series G Preferred Shares and the Voting Preferred Shares shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of Series G Preferred Shares and the Voting Preferred Shares, the Secretary of the Corporation may, and upon the written request of any holder of Series G Preferred Shares (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Series G Preferred Shares and of the Voting Preferred Shares for the election of the directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of Series G Preferred Shares may call such meeting, upon the notice above provided, and for that purpose shall have access to the records of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the directors elected by the holders of the Series G Preferred Shares and the Voting Preferred Shares, a successor shall be elected by the Board of Directors, upon the nomination of the then-remaining director elected by the holders of the Series G Preferred Shares and the Voting Preferred Shares or the successor of such remaining director, to serve until the next annual meeting of the stockholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

     So long as any Series G Preferred Shares are outstanding, in addition to any other vote or consent of stockholders required by law or by the Corporation's Articles of Incorporation, the affirmative vote of at least 66% of the votes entitled to be cast by the holders of the Series

G Preferred Shares given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

          (a) Any amendment, alteration or repeal of any of the provisions of the Corporation's Articles of Incorporation, the Corporation's By-Laws or these Articles Supplementary that materially and adversely affects the voting powers, rights or preferences of the holders of the Series G Preferred Shares; provided, however, that the amendment of the provisions
                       --------  -------
     of the Corporation's Articles of Incorporation so as to authorize or create or to increase the authorized amount of, any Fully Junior Shares, Junior Shares that are not senior in any respect to the Series G Preferred Shares or any Parity Shares shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series G Preferred Shares; or

          (b) A share exchange that affects the Series G Preferred Shares, a consolidation with or merger of the Corporation into another entity, or a consolidation with or merger of another entity into the Corporation, unless in each such case each Series G Preferred Share (i) shall remain outstanding without a material and adverse change to its terms and rights or (ii) shall be converted into or exchanged for convertible preferred shares of the surviving entity having preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption thereof identical to that of a Series G Preferred Share (except for changes that do not materially and adversely affect the holders of the Series G Preferred Shares); or

          (c) The authorization, reclassification or creation of, or the increase in the authorized amount of, any shares of any class or any security convertible into shares of any class ranking prior to the Series G Preferred Shares in the distribution of assets on any liquidation, dissolution or winding up of the Corporation or in the payment of dividends;

provided, however, that no such vote of the holders of Series G Preferred Shares
--------  -------
shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, provision is made for the redemption of all Series G Preferred Shares at the time outstanding to the extent such redemption is authorized by Section 5 of these Articles Supplementary.

     For purposes of the foregoing provisions of this Section 9, each Series G Preferred Share shall have one (1) vote per share, except that when any other series of Preferred Shares shall have the right to vote with the Series G Preferred Shares as a single class on any matter, then the Series G Preferred Shares and such other series shall have with respect to such matters one (1) vote per $27.08 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the Series G Preferred Shares shall not have any relative, participating, optional or other special voting rights and powers other than as set forth herein, and the consent of the holders thereof shall not be required for the taking of any Corporation action.

     Section 10. Record Holders.  The Corporation and the Transfer Agent may
                 --------------
deem and treat the record holder of any Series G Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

     IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed its name and on its behalf by its authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of this document are true in all material respects and this statement is made under penalties of perjury.

          July 9, 1999


                         CHARLES E. SMITH RESIDENTIAL REALTY, INC.


                         By: /s/  W.D. Minami
                             ----------------
                         Its: Senior Vice President



Attest:


/s/  Robert D. Zimet
--------------------
Secretary